Halliburton, Hunter & Associates, P.C.
Certified Public Accountants
5583 South prince Street
Littleton, Colorado 80120

March 23, 2001

Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

        We were the previous principal accountants for ProCare Industries, Ltd. ("Registrant"). On March 16, 2000, we reported on the financial statements of ProCare Industries, Ltd. as of and for the years ended December 31, 1998 and 1999.

        We notified Robert W. Marsik, President, that our firm was dissolved and we would no longer be serving as ProCare Industries, Ltd.‘s principal accountants. We have read Item 4 of the Registrant’s Form 8-K and do not disagree with any disclosure therein.

                                                                                                                                                         Sincerely,

                                                                                                                                                         HALLIBURTON, HUNTER &
                                                                                                                                                         ASSOCIATES, P.C.

                                                                                                                                                         By /s/   Jack A. Hunter
                                                                                                                                                                      Jack A. Hunter, C.P.A.
cc:    ProCare Industries, Ltd.